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                                                                    Exhibit 32.1

                                  CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Joseph Y. Liu, Chief Executive Officer of Oplink Communications, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004, to which this Certification is attached as Exhibit 32.1 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Quarterly Report and results of operations of the Company for the periods covered by the Quarterly Report.

IN WITNESS WHEREOF, the undersigned has set his hands hereto as of the 12th day of November, 2004.

/s/ Joseph Y. Liu
-------------------------------
Joseph Y. Liu
Chief Executive Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing.